Exhibit 10.8- Form of Common Stock Offering Class B Warrant

FORM OF WARRANT

NEITHER THIS SECURITY NOR ANY SECURITIES WHICH MAY BE ISSUED UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISDICTION OR ANY EXCHANGE OR SELF-REGULATORY ORGANIZATION, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER LAWS AND REQUIREMENTS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR LISTING OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AND/OR LISTING REQUIREMENTS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

MEDLINK INTERNATIONAL INC.

COMMON STOCK WARRANT

No. ____________ ______________, 2010

Medlink International Inc., a Delaware corporation (the "Company"), hereby certifies that _________________________, its permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on the effective date (the "Effective Date"), which shall be the date of the first Closing (as defined in that certain Confidential Private Placement Memorandum of the Company, dated as of September 13, 2010 (the “PPM”)), and terminating on the 3rd anniversary of such date (the "Termination Date") up to ______ shares (each, a "Share" and collectively the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock"), at an exercise price per Share equal to $2.00 (the "Exercise Price"). The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

1. Method of Exercise; Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised, for cash only, by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Warrant (with the notice of exercise form (the "Notice of Exercise") attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

(b) Cashless Exercise.  In connection with any exercise of this Warrant, in lieu of payment of the Exercise Price, the Holder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company, together with a Cashless Exercise Form in the form attached hereto as Exhibit B (or a reasonable facsimile thereof) duly executed (a “Cashless Exercise”).  Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the Exercise Price, as the case may be.  In the event of a Cashless Exercise, the Holder shall exchange this Warrant for that number of Common Shares determined by multiplying the number of Common Shares for which this Warrant is being exercised by a fraction, (a) the numerator of which shall be the difference between (i) the then current market price per Common Share, and (ii) the Exercise Price, and (b) the denominator of which shall be the then current market price per Common Share.  For purposes of any computation under this Section 1(b), the then current market price per Common Share at any date shall be deemed to be the average of the daily trading price for the ten (10) consecutive trading days immediately prior to the Cashless Exercise.  If, during such measuring period, there shall occur any event which gives rise to any adjustment of the Exercise Price, then a corresponding adjustment shall be made with respect to the closing prices of the Common Shares for the days prior to the Effective Date of such adjustment event.  As used herein, the term “trading price” on any relevant date means (A) if the Common Stock is listed for trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Select Market (or any replacement NASDAQ market), the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock (regular way), or (B) if the Common Stock is not so listed but quotations for the Common Stock are reported on the OTC Bulletin Board, the most recent closing price as reported on the OTC Bulletin Board.

(c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable after this Warrant is surrendered and delivered to the Company along with all other appropriate documentation on or after the date of exercise and in any event within five (5) trading days thereafter (the “Delivery Date”), the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

(d) Compensation For Buy-In On Failure To Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares issuable upon exercise of this Warrant pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares issuable upon exercise of this Warrant which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares issuable upon exercise of this Warrant that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares issuable upon exercise of this Warrant for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(e) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

2. Warrant.

(a) Exchange, Transfer and Replacement. At any time prior to the exercise hereof, this Warrant may be exchanged upon presentation and surrender to the Company, alone or with other warrants of like tenor of different denominations registered in the name of the same Holder, for another warrant or warrants of Iike tenor in the name of such Holder exercisable for the aggregate number of Shares as the warrant or warrants surrendered.

(b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

(c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant shall be promptly canceled by the Company. The Holder shall pay all taxes and all other expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

(d) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the "Warrant Register"), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

3. Rights and Obligations of Holders of this Warrant. The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Election to Purchase, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

4. Adjustments.

(a) Stock Dividends, Reclassifications, Recapitalizations, Etc. While this Warrant is outstanding, in the event the Company: (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(b) Combination: Liquidation. While this Warrant is outstanding, (i) In the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof). Unless paragraph (ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. "Combination" means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity; (ii) In the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrant, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant, as if the Warrant had been exercised immediately prior to such event, less the Exercise Price. In case of any Combination described in this Section 4, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with an agent or trustee for the benefit of the Holders of the funds, if any, necessary to pay to the Holders the amounts to which they are entitled as described above. After such funds and the surrendered Warrant are received, the Company is required to deliver a check in such amount as is appropriate (or, in the case or consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrant.

(c) Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant is adjusted, as herein provided, the Company shall deliver to the holders of the Warrant in accordance with Section 10 a certificate of the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of Warrant after giving effect to such adjustment.

(d) Notice of Certain Transactions. While this Warrant is outstanding, in the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, within the time limits specified below, send to each Holder a notice of such proposed action or offer. Such notice shall be mailed to the Holders at their addresses as they appear in the Warrant Register (as defined in Section 2(d)), which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Section 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

(e) Subsequent Dilutive Issuances. If the Company at any time commencing the Effective Date and terminating twelve (12) months from the Effective Date seeks to consummate a sale of any Common Stock (other than utilizing Common Stock for an acquisition, where the Common Stock is priced at the market) for aggregate consideration in excess of $100,000 for cash at a price per share less than the then Exercise Price or seeks to issue any securities convertible into or exercisable for Common Stock at a conversion or exercise price less than the then Exercise Price (other than one subsequent convertible issuance for up to $1,000,000), or lower the existing conversion or exercise price of any existing securities (such lower price, the “Base Share Price” and each such issuance, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of this Section 4(e), “Dilutive Issuance” shall specifically exclude: (i) options issued to officers, directors or employees of the Company, provided they are approved by the Company’s board of directors prior to their issuance, and (ii) the issuance of Common Stock upon the exercise or conversion of securities exercisable for or convertible into Common Stock that are outstanding prior to September 12, 2010.

(f) Current Market Value. "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934 and/or traded on a national securities exchange, quotation system or bulletin board, as amended (the "Exchange Act"), (a) the value of the security, determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an affiliate of the Company or between any two such Persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred within the six-month period, the value of the security as determined by an independent financial expert or an agreed upon financial valuation model or (ii) if the security is registered under the Exchange Act and/or traded on a national securities exchange, quotation system or bulletin board, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the common Stock is being traded (each, a "Trading Day") during the period commencing thirty (30) days before such date and ending on the date one day prior to such date.

5. Reservation of Shares.

The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.  As long as the Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Warrant Shares issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on each Exchange (or, if applicable, quoted on Nasdaq, the OTC Bulletin Board or Pink Sheets, LLC or any successor electronic quotation service and trading market) on which the Common Stock is then listed and/or quoted, if any.

6. Fractional Shares.  In lieu of issuance of a fractional share upon any exercise hereunder, the Company will issue an additional whole share in lieu of that fractional share, calculated on the basis of the Exercise Price.

7. Legends. Prior to issuance of the shares of Common Stock underlying this Warrant, all such certificates representing such shares shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the 1933 Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant.

8. Disposition of Warrants or Shares. The Holder of this Warrant, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the 1933 Act. Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

9. Merger or Consolidation. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

10. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 10):

if to the Company:                                                                Medlink International Inc.
1 Roebling Court
Ronkonkoma, NY 11779
Attention: President
Facsimile: (888) 228-3578
if to Holder:

Attention:
Facsimile:

Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed and submitted to the Company together with this original Warrant and payment of the Exercise Price in a manner set forth in this Section.

11. Redemption of Warrants. In the event that (i) the closing bid price of the Company's Common Stock (as reported by OTC Bulletin Board, or any other exchange or quotation medium on which the Common Stock is then traded or listed) is at least equal to $6.00 (subject to adjustment for stock splits, stock dividends, reorganizations, and the like) for a twenty (20) consecutive trading day period ("Pre-Call Period"), and (ii) for each trading day during the Pre-Call Period, the trading volume for the Company's Common Stock is at least equal to 70,000 shares, then Company shall have the right, upon at least ten (10) trading days' prior written notice to the Holder (the "Redemption Notice"), to redeem all or any portion of the shares underlying this Warrant (not previously exercised), at a redemption price equal to $0.001 per Warrant Share issuable, which Warrant shall thereafter immediately expire. However, the Company may not exercise such redemption right more than once in any calendar month.

Any redemption hereunder shall occur on the date specified in the Redemption Notice ("Redemption Date"), provided that such Redemption Date may not occur until at least sixty (60) trading days following the date on which the Holder received the Redemption Notice (the "Redemption Notice Date"). The period from the Redemption Notice Date to the Redemption Date shall be referred to herein as the "Post-Call Period". The Holder may exercise this Warrant, including any portion subject to a Redemption Notice, at any time and from time to time during the Post-Call Period, and the Company shall honor all exercises of this Warrant by the Holder during the Post-Call Period. Any Redemption Notice under this Section shall be irrevocable. If the Company intends to redeem less than all of the then outstanding Warrants issued to Holders under the Purchase Agreement, it shall do so on a pro rata basis among such holders in accordance with this Section. Failure by the Company to redeem this Warrant on a timely basis after delivering a Redemption Notice shall result in the Company being prohibited from exercising such right pursuant to this Section again.

Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to redeem this Warrant pursuant to this Section unless at all times during the Pre-Call Period and Post-Call Period all the Warrant Shares with respect to this Warrant are covered by an effective registration statement under the Securities Act of 1933, as amended, and a deliverable prospectus, or such Warrant Shares are freely tradable without such registration.

12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

13. Successors and. Assigns. This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

14. Headings. The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

15. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

16. Modification and Waiver.

(a) Except as provided in Section 16(b) below, this Warrant, or any provision hereof, may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(b)           Any term or condition of this Warrant may be amended or waived with the written consent of the Company and the Holders of at least 50% of the warrants issued pursuant to the PPM  (the "Company Warrants") then outstanding. Any amendment or waiver effected in accordance with this Section 16(b) shall be binding upon the Holder and each future holder of this Warrant and the Company.

(c) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

17. Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

18. Assignment. Subject to prior written approval by the Company, this Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant, as Exhibit B hereto, and, upon the Company's receipt hereof, and in any event, within five (5) business days thereafter, the Company shall issue a warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

(signature page immediately follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

Medlink International Inc.

By:
Name:
Title:

Date:________________, 2010

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

MEDLINK INTERNATIONAL INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Medlink International Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant").  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________	a "Cashless Exercise" with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  (a) In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant, and (ii) in the event that the holder has elected a cashless exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Current Market Price of $_____ per share for purposes of this calculation).

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

   Name of Registered Holder

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares of Common Stock

and does hereby irrevocably constitute and appoint _______________________ attorney-in-fact to register such transfer onto the books of Medlink International, Inc., maintained for the purpose, with full power of substitution in the premises.

Dated:                                                      Print Name:
Signature:
Witness: